
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM POWER PLUS
CORPORATION FOR THE THIRD QUARTER OF FISCAL 1997 ENDED 31 OCTOBER 1996 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<CURRENCY> CANADIAN

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          JAN-31-1997
<PERIOD-START>                             FEB-01-1996
<PERIOD-END>                               OCT-31-1996
<EXCHANGE-RATE>                                   0.74
<CASH>                                       3,730,115
<SECURITIES>                                         0
<RECEIVABLES>                                  217,152
<ALLOWANCES>                                         0
<INVENTORY>                                    981,176
<CURRENT-ASSETS>                             4,994,672
<PP&E>                                       2,033,436
<DEPRECIATION>                                  53,572
<TOTAL-ASSETS>                               7,554,450
<CURRENT-LIABILITIES>                        1,923,270
<BONDS>                                      6,000,000<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,799,876<F1><F2><F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 7,554,450<F5>
<SALES>                                        903,861
<TOTAL-REVENUES>                               903,861
<CGS>                                          507,803
<TOTAL-COSTS>                                  507,803
<OTHER-EXPENSES>                             2,939,990
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             101,932
<INCOME-PRETAX>                            (2,645,864)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,645,864)
<DISCONTINUED>                                       0<F6>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,645,864)
<EPS-PRIMARY>                                   (0.07)
<EPS-DILUTED>                                        0

<F1>The financial statements for the current period ended 31 October 1996 include the results of operations of Power Plus Corporation (formerly Battery One,
Inc.) and its two wholly-owned subsidiaries, Power Plus USA, Inc. and Power
Plus Canada, Inc. (collectively, the "Company"). During the previous fiscal year ended 31 January 1996, the Battery One, Inc.'s wholly-owned subsidiaries, Battery One-Stop International Inc. and Batteries Etc., Inc. (collectively, the "Former Subsidiaries"), were assigned into bankruptcy. All of the Company's operations, which consisted of the sale of batteries and battery-related products to consumers via Company-owned retail stores in Canada and the US, were conducted through the Former Subsidiaries and all of its capital assets were owned by the Former Subsidiaries. Accordingly, at 31 January 1996 and during a part of the first quarter of Fiscal 1997, the Company had no ongoing operations nor operating assets. The Company has begun building the business. Complete information concerning the expansion plan, called PLAN 2000, is detailed in the FORM 10-Q.
<F2>The Company is not directly nor indirectly liable for any debt or liability of the Former Subsidiaries.
<F3>Bonds includes amounts received by the Company effective 31 July 1996 from a
Special Notes 5-year 10% convertible fixed and floating charge debentures private placement debt financing for $6 million. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F4>Common Stock includes amounts received by the Company from a Secial Warrant private placement equity financing, comprised of 45 million Special Warrants representing $4.5 million. Initially, 38.5 million Special Warrants were subscribed for, representing gross proceeds of $3.85 million. Of this amount, $1.1 million had been previously received in the third quarter of Fiscal 1996, and the balance, completing the financing, was received in cash during the period being reported upon herein. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F5>Common Stock and Other Stockholders' Equity reflect the stated capital reduction implemented in accordance with shareholder approval received at the annual meeting on 24 July 1996 and pursuant to the related court approval received 25 July 1996. The Company reduced both the stated capital amount for the common stock of the Company and the accumulated deficit in earnings by $26,670,824. Management is of the opinion that, after making the adjustment, the balance sheet better represents the financial repositioning of the Company, resulting from the reorganization and restructuring, and the appropriate current financial condition of the Company as it proceeds to implement its 5-year business plan. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F6>The Company has incurred losses of approximately $15 million for Canadian income tax purposes. These losses have not been recognized for accounting purposes. The loss carry-forwards expire from 1996 to 2003. Losses from subsidiaries are excluded from the foregoing.

